FOR IMMEDIATE RELEASE	NEWS
May 7, 2019	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS FIRST QUARTER NET INCOME OF

$0.01 PER SHARE, MAINTAINS 2019 PRODUCTION OUTLOOK

COLORADO SPRINGS – May 7, 2019 – Gold Resource Corporation (NYSE American: GORO) (the “Company” or “GRC”) reported production results for the first quarter ended March 31, 2019 of 6,538 ounces of gold and 364,653 ounces of silver, which along with base metal revenue generated $26.6 million in net revenue and $0.9 million, or $0.01 per share in net income for the quarter.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company has returned $111 million to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q1 2019 HIGHLIGHTS

•	$0.9 million net income, or $0.01 per share
•	$8.5 million cash and cash equivalents (a $0.8 million increase)
•	$26.6 million net sales
•	6,538 gold ounces produced
•	364,653 silver ounces produced
•	$340 total cash cost per gold equivalent ounce sold (after by-product credits)
•	$834 total all-in sustaining cost per precious metal gold equivalent ounce sold
•	$18.4 million base metal by-product credits, or $2,327 per precious metal gold ounce sold
•	$0.3 million dividend distributions, or $0.005 per share for quarter
•	$3.7 million gold and silver bullion
•	Connected the Aguila project, Oaxaca, Mexico to the federal power grid in March 2019
•	Began circulating first leach solution to the Isabella Pearl pad in March 2019

Overview of Q1 2019 Results

Gold Resource Corporation sold 7,911 precious metal gold equivalent ounces at a total cash cost of $340 per ounce (after by-product credits), benefiting from strong base metal production and sales. Average realized metal prices during the quarter included $1,339 per ounce gold and $15.74 per ounce silver*. The Company recorded net income of $0.9 million, or $0.01 per share. The Company paid $0.3 million to its shareholders in dividends, or $0.005 per share during the quarter. Cash and cash equivalents at quarter end totaled $8.5 million.

Production totals for the first quarter of 2019 included 6,538 ounces of gold, 364,653 ounces of silver, 433 tonnes of copper, 2,153 tonnes of lead and 5,838 tonnes of zinc. The Company maintains its 2019 Annual Outlook, targeting a plus or minus 10 percent production of 27,000 gold ounces and 1,700,000 silver ounces.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

The following Production Statistics table summarizes certain information about our Oaxaca Mining Unit operations for three months ended March 31, 2019 and 2018:

	Three months ended March 31,
	2019	2018
Arista Mine
Milled
Tonnes Milled	150,061	130,789
Grade
Average Gold Grade (g/t)	1.51	1.92
Average Silver Grade (g/t)	74	106
Average Copper Grade (%)	0.36	0.39
Average Lead Grade (%)	1.87	1.63
Average Zinc Grade (%)	4.67	4.41
Aguila Open Pit Mine
Milled
Tonnes Milled	11,464	5,108
Grade
Average Gold Grade (g/t)	2.11	2.16
Average Silver Grade (g/t)	43	45
Mirador Mine
Milled
Tonnes Milled	4,113	3,192
Grade
Average Gold Grade (g/t)	1.26	1.16
Average Silver Grade (g/t)	226	182
Combined
Tonnes milled	165,638	139,089
Tonnes Milled per Day (1)	1,917	1,636
Metal production (before payable metal deductions) (2)
Gold (ozs.)	6,538	6,647
Silver (ozs.)	364,653	425,884
Copper (tonnes)	433	385
Lead (tonnes)	2,153	1,615
Zinc (tonnes)	5,838	4,793
Precious metal gold equivalent ounces produced (mill production) (2)
Gold Ounces	6,538	6,647
Gold Equivalent Ounces from Silver	4,287	5,262
Total Precious Metal Gold Equivalent Ounces	10,825	11,909

(1)	Based on actual days the mill operated during the period.
(2)

The difference between what we report as "ounces/tonnes produced" and "payable ounces/tonnes sold" is attributable to the difference between the quantities of metals contained in the concentrates we produce versus the portion of those metals actually paid for by our customers according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades which impact the amount of metals contained in concentrates produced and sold.

The following Sales Statistics table summarizes certain information about our combined Oaxaca Mining Unit operations for three months ended March 31, 2019 and 2018:

	Three months ended March 31,
	2019	2018

Metal sold
Gold (ozs.)	4,758	5,563
Silver (ozs.)	268,189	381,366
Copper (tonnes)	338	340
Lead (tonnes)	1,653	1,493
Zinc (tonnes)	4,506	3,778
Average metal prices realized (1)
Gold ($ per oz.)	1,339	1,342
Silver ($ per oz.)	15.74	16.58
Copper ($ per tonne)	6,291	7,156
Lead ($ per tonne)	2,063	2,573
Zinc ($ per tonne)	2,856	3,805
Precious metal gold equivalent ounces sold
Gold Ounces	4,758	5,563
Gold Equivalent Ounces from Silver	3,153	4,712
Total Precious Metal Gold Equivalent Ounces	7,911	10,275
Total cash cost before by-product credits per precious metal gold equivalent ounce sold (2)	$2,667	$1,694
Total cash cost (credit) after by-product credits per precious metal gold equivalent ounce sold (2) (3)	$340	$(316)
Total all-in sustaining cost per precious metal gold equivalent ounce sold (2)	$834	$347

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(2)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures in our most recently filed Form 10-K.
(3)	Total cash cost after by-product credits are significantly affected by base metals sales during the periods presented.

See Accompanying Tables

The following information summarizes Gold Resource Corporation’s financial condition at March 31, 2019 and December 31, 2018, its results of operations including the three months ended March 31, 2019 and 2018, and its cash flows for the three months ended March 31, 2019 and 2018. The summary data as of March 31, 2019 and for the three months ended March 31, 2019 and 2018 is unaudited; the summary data for the year ended December 31, 2018 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2018, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent per ounce and total all-in sustaining cost per precious metal gold equivalent per ounce contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,527	$7,762
Gold and silver rounds/bullion	3,650	3,637
Accounts receivable	4,515	1,744
Inventories, net	20,464	14,342
Prepaid taxes	1,957	1,126
Prepaid expenses and other current assets	2,607	2,450
Total current assets	41,720	31,061
Property, plant and mine development, net	119,617	111,242
Operating lease assets, net	12,681	-
Deferred tax assets, net	6,570	7,372
Other non-current assets	575	656
Total assets	$181,163	$150,331
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,176	$12,429
Loans payable, current	840	765
Finance lease liabilities, current	418	412
Operating lease liabilities, current	7,868	-
Mining royalty taxes payable, net	2,003	1,926
Accrued expenses and other current liabilities	1,889	2,030
Total current liabilities	31,194	17,562
Reclamation and remediation liabilities	3,811	3,298
Loans payable, long-term	1,444	1,378
Finance lease liabilities, long-term	724	831
Operating lease liabilities, long-term	4,816	-
Total liabilities	41,989	23,069
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
61,496,813 and 58,850,431 shares outstanding at March 31, 2019 and December 31, 2018, respectively	95	69
Additional paid-in capital	132,903	121,592
Retained earnings	13,231	12,656
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	139,174	127,262
Total liabilities and shareholders' equity	$181,163	$150,331

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

 (U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2019	2018
Sales, net	$26,578	$32,151
Mine cost of sales:
Production costs	17,679	15,535
Depreciation and amortization	3,444	3,493
Reclamation and remediation	16	203
Total mine cost of sales	21,139	19,231
Mine gross profit	5,439	12,920
Costs and expenses:
General and administrative expenses	2,011	2,354
Exploration expenses	1,450	1,185
Other expense, net	25	278
Total costs and expenses	3,486	3,817
Income before income taxes	1,953	9,103
Provision for income taxes	1,071	3,646
Net income	$882	$5,457
Net income per common share:
Basic	$0.01	$0.10
Diluted	$0.01	$0.09
Weighted average shares outstanding:
Basic	60,672,133	57,120,077
Diluted	61,142,088	57,911,299

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$882	$5,457
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	895	412
Depreciation and amortization	3,561	3,652
Stock-based compensation	336	236
Other operating adjustments	(128)	(906)
Changes in operating assets and liabilities:
Accounts receivable	(2,771)	1,242
Inventories	(6,122)	(1,283)
Prepaid expenses and other current assets	221	868
Other non-current assets	40	65
Accounts payable and other accrued liabilities	3,222	2,726
Mining royalty and income taxes payable, net	(784)	1,489
Net cash (used in) provided by operating activities	(648)	13,958

Cash flows from investing activities:
Capital expenditures	(8,786)	(7,332)
Other investing activities	1	2
Net cash used in investing activities	(8,785)	(7,330)

Cash flows from financing activities:
Proceeds from the exercise of stock options	98	244
Proceeds from at-the-market sales	10,806	-
Dividends paid	(303)	(285)
Repayment of loan payable	(187)	(140)
Repayment of finance leases	(101)	(93)
Net cash provided by (used in) financing activities	10,313	(274)

Effect of exchange rate changes on cash and cash equivalents	(115)	(127)
Net increase in cash and cash equivalents	765	6,227
Cash and cash equivalents at beginning of period	7,762	22,390
Cash and cash equivalents at end of period	$8,527	$28,617

Supplemental Cash Flow Information
Interest expense paid	$42	$49
Income and mining taxes paid	$209	$730
Non-cash investing activities:
Change in accrued capital expenditures	$2,303	$(193)
Change in estimate for asset retirement cost	$462	$-
Equipment purchased through loan payable	$330	$-

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company targets low capital expenditure projects with potential for generating high returns on capital.  The Company has returned $111 million back to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com